Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in a registration statement on Form S-8 of Integrys Energy Group, Inc. of our report dated February 4, 2010 relating to the financial statements of American Transmission Company LLC for the years ended December 31, 2009, 2008 and 2007, appearing in this Annual Report on Form 10-K of Integrys Energy Group, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Milwaukee, WI
August 4, 2010